EXHIBIT 10.1

AMENDMENT NO. 1

TO

MASTER AGREEMENT

This Amendment No. 1, dated as of March 30, 2005 (this “Amendment”), to the Master Agreement dated as of May 24, 2004 (the “Master Agreement”), is by and among General Electric Company, a New York corporation (“GE”), General Electric Capital Corporation, a Delaware corporation (“GECC”), GEI, Inc., a Delaware corporation (“GEI”), GE Financial Assurance Holdings, Inc., a Delaware corporation (“GEFAHI”, and collectively with GE, GECC and GEI, the “GE Parties”), and Genworth Financial, Inc., a Delaware corporation (“Genworth”).

RECITALS

WHEREAS, on May 24, 2004, the GE Parties and Genworth entered into the Master Agreement;

WHEREAS, on March 14, 2005, the GE Parties and Genworth entered into that certain Stock Purchase Agreement (the “Stock Purchase Agreement”); and

WHEREAS, pursuant to Section 6.11 of the Stock Purchase Agreement, the parties desire to amend Section 6.18 of the Master Agreement as set forth herein;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, in the Stock Purchase Agreement and in the Master Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Master Agreement.

2. Section 6.18 is deleted in its entirety and replaced with the following:

Section 6.18 Repurchases by Genworth.

(a) Prior to the Trigger Date, without GE’s prior written consent, Genworth shall not, and shall cause the other members of the Genworth Group not to, purchase, redeem or otherwise acquire or retire for value any shares of Class A Common Stock or any warrants, options or other rights to acquire Class A Common Stock other than (1) the repurchase of Class A Common Stock deemed to occur upon exercise of stock options to that extent that shares of Class A Common Stock represent a portion of the exercise price of the stock options or are withheld by Genworth to pay applicable withholding taxes and (2) the repurchase of Class A Common Stock deemed to occur to the extent shares of Class A Common Stock are withheld by Genworth to pay applicable withholding taxes in connection with any grant or vesting of restricted stock.

(b) Until the date that is at least 185 days after the date of consummation of a sale by GEFAHI of shares of Class B Common Stock that results in GEFAHI owning less than fifty percent (50%) of the outstanding Genworth Common Stock (a “Trigger Transaction”), neither Genworth nor any other member of the Genworth Group may (nor may Genworth or any other member of the Genworth Group agree to), without the prior written consent of GE:

(i) purchase, redeem or otherwise acquire or retire for value any shares of Class A Common Stock at a price per share that is less than the price per share received by GEFAHI in the Trigger Transaction, or

(ii) engage in any derivative security transaction with respect to shares of Genworth Common Stock (including a derivative security such as an option, warrant, convertible security, stock appreciation right, or similar right) that would be equivalent economically to a transaction of the type described in clause (i) above.

3. Effect on the Master Agreement.

(a) On and after the date hereof, each reference in the Master Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Master Agreement as amended hereby.

(b) Nothing contained herein invalidates or shall release or impair any covenant, condition, agreements or stipulation in the Master Agreement, except as herein supplemented, consolidated and modified by this Amendment. The Master Agreement, except as herein supplemented, consolidated and modified, shall continue in full force and effect.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any party for any default under the Master Agreement, as the Master Agreement shall be amended by this Amendment, nor constitute a waiver of any provision of the Master Agreement, except as herein supplemented, consolidated and modified by this Amendment.

4. Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the Laws of the State of New York irrespective of the choice of Laws principles of the State of New York other than Section 5-1401 of the General Obligations Law of the State of New York.

5. Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of any such Amendment.

[signatures appear in following page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

GENERAL ELECTRIC COMPANY

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Vice President and Treasurer

GENERAL ELECTRIC CAPITAL CORPORATION

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Senior Vice President,
Corporate Treasury and
Global Funding Operation

GEI, INC.

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Senior Vice President and Treasurer

GE FINANCIAL ASSURANCE HOLDINGS, INC.

By:	/s/ Kathryn A. Cassidy
Name:	Kathryn A. Cassidy
Title:	Senior Vice President

GENWORTH FINANCIAL, INC.

By:	/s/ Joseph J. Pehota
Name:	Joseph J. Pehota
Title:	Senior Vice President –
Business Development